UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2013 (May 16, 2013)

Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2013, Northrim BanCorp, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•	To elect 11 directors nominated by the Board of Directors for a term ending at the 2014 annual meeting of shareholders or such other date as their successors may be elected and qualified;

•	To approve, by nonbinding advisory vote, the compensation of the Company’s named executive officers;

•	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2013.

As of the March 21, 2013 record date for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 6,513,096 shares of the Company’s common stock were outstanding and entitled to vote, each entitled to one vote per share. At the Annual Meeting, 6,090,395 shares of the Company’s common stock, or 93.50%, which constituted a quorum, were represented in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

DIRECTOR	FOR	WITHHOLD	VOTES CAST	BROKER NONVOTES

R. Marc Langland	4,759,965	176,769	4,936,734	1,153,661
Joseph M. Beedle	4,758,903	177,831	4,936,734	1,153,661
Larry S. Cash	4,751,740	184,994	4,936,734	1,153,661
Mark G. Copeland	4,750,607	186,127	4,936,734	1,153,661
Ronald A. Davis	4,748,749	187,985	4,936,734	1,153,661
Anthony Drabek	4,506,279	430,455	4,936,734	1,153,661
Richard L. Lowell	4,748,766	187,968	4,936,734	1,153,661
David J. McCambridge	4,826,677	110,057	4,936,734	1,153,661
Irene Sparks Rowan	4,741,860	194,874	4,936,734	1,153,661
John C. Swalling	4,514,023	422,711	4,936,734	1,153,661
David G. Wight	4,826,324	110,410	4,936,734	1,153,661

Advisory Vote (Nonbinding) on Executive Compensation

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES

4,481,637	399,315	55,782	4,936,734	1,153,661

Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Accounting Firm for
Fiscal Year 2013

FOR	AGAINST	ABSTAIN	VOTES CAST	BROKER NONVOTES

6,019,791	61,753	8,851	6,090,395	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

May 21, 2013	By:	/s/ Joseph M. Schierhorn

Name: Joseph M. Schierhorn
Title: Executive Vice President, Chief Financial Officer